Exhibit 32.1

Certifications of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Primit Parikh, President and Chief Executive Officer of Transphorm, Inc. (the “registrant”), and Cameron McAulay, Chief Financial Officer of the registrant, each hereby certifies that, to the best of their knowledge:
1.The registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	November 13, 2023	By:	/s/ Primit Parikh
Primit Parikh
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Cameron McAulay
Cameron McAulay
Chief Financial Officer
(Principal Financial and Accounting Officer)